Facebook Reports Third Quarter 2020 Results

MENLO PARK, Calif. – October 29, 2020 – Facebook, Inc. (Nasdaq: FB) today reported financial results for the quarter ended September 30, 2020.

"We had a strong quarter as people and businesses continue to rely on our services to stay connected and create economic opportunity during these tough times," said Mark Zuckerberg, Facebook founder and CEO. "We continue to make significant investments in our products and hiring in order to deliver new and meaningful experiences for our community around the world."

Third Quarter 2020 Financial Highlights

	Three Months Ended September 30,		Year-over-Year % Change
In millions, except percentages and per share amounts	2020(1)	2019
Revenue:
Advertising	$21,221	$17,383	22%
Other	249	269	(7)%
Total revenue	21,470	17,652	22%
Total costs and expenses	13,430	10,467	28%
Income from operations	$8,040	$7,185	12%
Operating margin	37%	41%
Provision for income taxes	$287	$1,238	(77)%
Effective tax rate	4%	17%
Net income	$7,846	$6,091	29%
Diluted earnings per share (EPS)	$2.71	$2.12	28%
_________________________
(1) Our third quarter 2020 effective tax rate was 4%, which reflects a one-time income tax benefit of $913 million related to the effects of a tax election to capitalize and amortize certain research and development expenses for U.S. income tax purposes. Excluding this tax benefit, our effective tax rate would have been 11 percentage points higher and our diluted EPS would have been $0.31 lower.

Third Quarter 2020 Operational and Other Financial Highlights

•	Facebook daily active users (DAUs) – DAUs were 1.82 billion on average for September 2020, an increase of 12% year-over-year.

•	Facebook monthly active users (MAUs) – MAUs were 2.74 billion as of September 30, 2020, an increase of 12% year-over-year.

•	Family daily active people (DAP) – DAP was 2.54 billion on average for September 2020, an increase of 15% year-over-year.

•	Family monthly active people (MAP) – MAP was 3.21 billion as of September 30, 2020, an increase of 14% year-over-year.

•	Capital expenditures – Capital expenditures, including principal payments on finance leases, were $3.88 billion for the third quarter of 2020.

•	Cash and cash equivalents and marketable securities – Cash and cash equivalents and marketable securities were $55.62 billion as of September 30, 2020.

•	Headcount – Headcount was 56,653 as of September 30, 2020, an increase of 32% year-over-year.

CFO Outlook Commentary

As expected, in the third quarter of 2020, we saw Facebook DAUs and MAUs in the US & Canada decline slightly from the second quarter 2020 levels which were elevated due to the impact of the COVID-19 pandemic. In the fourth quarter of 2020, we expect this trend to continue and that the number of DAUs and MAUs in the US & Canada will be flat or slightly down compared to the third quarter of 2020.

We expect our fourth quarter 2020 year-over-year ad revenue growth rate to be higher than our reported third quarter 2020 rate, driven by continued strong advertiser demand during the holiday season. Additionally, Oculus Quest 2 orders have been strong which should benefit Other Revenue.

Looking ahead to 2021, we continue to face a significant amount of uncertainty.

We believe the pandemic has contributed to an acceleration in the shift of commerce from offline to online, and we experienced increasing demand for advertising as a result of this acceleration. Considering that online commerce is our largest ad vertical, a change in this trend could serve as a headwind to our 2021 ad revenue growth.

In addition, we expect more significant targeting and measurement headwinds in 2021. This includes headwinds from platform changes, notably on Apple iOS 14, as well as those from the evolving regulatory landscape.

There is also continuing uncertainty around the viability of transatlantic data transfers in light of recent European regulatory developments, and like other companies in our industry, we are closely monitoring the potential impact on our European operations as these developments progress.

We expect 2020 total expenses to be in the range of $53-54 billion, narrowed from our prior range of $52-55 billion.

We anticipate that our full-year 2021 total expenses will be in the range of $68-73 billion, driven by continued investments in product development and technical talent, as well as a return to more normal levels of spend in areas like office operations and travel. However, these are preliminary estimates as we have not yet finalized our 2021 budget.

We expect 2020 capital expenditures to be approximately $16 billion, unchanged from our prior outlook. For 2021, we anticipate capital expenditures to be in the range of $21-23 billion, driven by investments in data centers, servers, network infrastructure, and office facilities. Our outlook includes spend that was delayed from 2020 due to the impact of the COVID-19 pandemic on our construction efforts.

We expect our fourth quarter 2020 effective tax rate to be in the mid-teens and our full-year 2021 tax rate to be in the high-teens.

Webcast and Conference Call Information

Facebook will host a conference call to discuss the results at 3 p.m. PT / 6 p.m. ET today. The live webcast of Facebook's earnings conference call can be accessed at investor.fb.com, along with the earnings press release, financial tables, and slide presentation. Facebook uses the investor.fb.com and newsroom.fb.com websites as well as Mark Zuckerberg's Facebook Page (https://www.facebook.com/zuck) as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Following the call, a replay will be available at the same website. A telephonic replay will be available for one week following the conference call at +1 (404) 537-3406 or +1 (855) 859-2056, conference ID 6245509.

Transcripts of conference calls with publishing equity research analysts held today will also be posted to the investor.fb.com website.

About Facebook

Founded in 2004, Facebook's mission is to give people the power to build community and bring the world closer together. People use Facebook's apps and technologies to connect with friends and family, find communities and grow businesses.

Contacts

Investors:
Deborah Crawford
investor@fb.com / investor.fb.com

Press:
Ryan Moore
press@fb.com / newsroom.fb.com

Forward-Looking Statements

This press release contains forward-looking statements regarding our future business expectations. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: the impact of the COVID-19 pandemic on our business and financial results; our ability to retain or increase users and engagement levels; our reliance on advertising revenue; our dependency on data signals and mobile operating systems, networks, and standards that we do not control; risks associated with new products and changes to existing products as well as other new business initiatives; our emphasis on community growth and engagement and the user experience over short-term financial results; maintaining and enhancing our brand and reputation; our ongoing privacy, safety, security, and content review efforts; competition; risks associated with government actions that could restrict access to our products or impair our ability to sell advertising in certain countries; litigation and government inquiries; privacy and regulatory concerns; risks associated with acquisitions; security breaches; and our ability to manage growth and geographically-dispersed operations. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the caption "Risk Factors" in our Quarterly Report on Form 10-Q filed with the SEC on July 31, 2020, which is available on our Investor Relations website at investor.fb.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020. In addition, please note that the date of this press release is October 29, 2020, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events.

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (GAAP), we use the following non-GAAP financial measures: revenue excluding foreign exchange effect, advertising revenue excluding foreign exchange effect and free cash flow. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures.

We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business.

We exclude the following items from our non-GAAP financial measures:

Foreign exchange effect on revenue. We translated revenue for the three and nine months ended September 30, 2020 using the prior year's monthly exchange rates for our settlement or billing currencies other than the U.S. dollar, which we believe is a useful metric that facilitates comparison to our historical performance.

Purchases of property and equipment, net; Principal payments on finance leases. We subtract both net purchases of property and equipment and principal payments on finance leases in our calculation of free cash flow because we believe that these two items collectively represent the amount of property and equipment we need to procure to support our business, regardless of whether we procure such property or equipment with a finance lease. We believe that this methodology can provide useful supplemental information to help investors better understand underlying trends in our business. Free cash flow is not intended to represent our residual cash flow available for discretionary expenditures.

For more information on our non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the "Reconciliation of GAAP to Non-GAAP Results" table in this press release.

FACEBOOK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except for per share amounts)
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue	$21,470	$17,652	$57,893	$49,615
Costs and expenses:
Cost of revenue	4,194	3,155	11,482	9,279
Research and development	4,763	3,548	13,240	9,722
Marketing and sales	2,683	2,416	8,310	6,850
General and administrative	1,790	1,348	4,965	8,636
Total costs and expenses	13,430	10,467	37,997	34,487
Income from operations	8,040	7,185	19,896	15,128
Interest and other income, net	93	144	229	515
Income before provision for income taxes	8,133	7,329	20,125	15,643
Provision for income taxes	287	1,238	2,198	4,507
Net income	$7,846	$6,091	$17,927	$11,136
Earnings per share attributable to Class A and Class B common stockholders:
Basic	$2.75	$2.13	$6.29	$3.90
Diluted	$2.71	$2.12	$6.22	$3.87
Weighted-average shares used to compute earnings per share attributable to Class A and Class B common stockholders:
Basic	2,850	2,854	2,850	2,855
Diluted	2,891	2,874	2,883	2,875
Share-based compensation expense included in costs and expenses:
Cost of revenue	$116	$91	$327	$287
Research and development	1,297	907	3,557	2,557
Marketing and sales	180	148	516	421
General and administrative	129	103	352	297
Total share-based compensation expense	$1,722	$1,249	$4,752	$3,562

FACEBOOK, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)
	September 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$11,617	$19,079
Marketable securities	44,003	35,776
Accounts receivable, net of allowances of $311 and $206 as of September 30, 2020 and December 31, 2019, respectively	8,024	9,518
Prepaid expenses and other current assets	2,155	1,852
Total current assets	65,799	66,225
Equity investments	6,164	86
Property and equipment, net	42,291	35,323
Operating lease right-of-use assets, net	9,439	9,460
Intangible assets, net	744	894
Goodwill	19,031	18,715
Other assets	2,969	2,673
Total assets	$146,437	$133,376

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,106	$1,363
Partners payable	800	886
Operating lease liabilities, current	975	800
Accrued expenses and other current liabilities	8,684	11,735
Deferred revenue and deposits	379	269
Total current liabilities	11,944	15,053
Operating lease liabilities, non-current	9,641	9,524
Other liabilities	7,121	7,745
Total liabilities	28,706	32,322
Commitments and contingencies
Stockholders' equity:
Common stock and additional paid-in capital	48,910	45,851
Accumulated other comprehensive income (loss)	308	(489)
Retained earnings	68,513	55,692
Total stockholders' equity	117,731	101,054
Total liabilities and stockholders' equity	$146,437	$133,376

FACEBOOK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Cash flows from operating activities
Net income	$7,846	$6,091	$17,927	$11,136
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,698	1,416	4,999	4,273
Share-based compensation	1,722	1,249	4,752	3,562
Deferred income taxes	(1,506)	175	(816)	358
Other	7	30	56	44
Changes in assets and liabilities:
Accounts receivable	(377)	(328)	1,547	(264)
Prepaid expenses and other current assets	264	(360)	(89)	(527)
Other assets	6	—	(8)	66
Accounts payable	139	89	39	2
Partners payable	58	39	(100)	59
Accrued expenses and other current liabilities	(258)	457	(3,273)	6,439
Deferred revenue and deposits	112	31	111	82
Other liabilities	117	418	(438)	2,001
Net cash provided by operating activities	9,828	9,307	24,707	27,231
Cash flows from investing activities
Purchases of property and equipment, net	(3,689)	(3,532)	(10,502)	(11,002)
Purchases of marketable securities	(14,130)	(7,397)	(28,193)	(19,152)
Sales of marketable securities	4,398	2,946	9,779	7,402
Maturities of marketable securities	2,857	2,943	10,725	7,048
Purchases of equity investments	(6,020)	—	(6,302)	(61)
Acquisitions of businesses, net of cash acquired, and purchases of intangible assets	(12)	(10)	(384)	(63)
Other investing activities, net	(3)	—	(9)	—
Net cash used in investing activities	(16,599)	(5,050)	(24,886)	(15,828)
Cash flows from financing activities
Taxes paid related to net share settlement of equity awards	(1,000)	(591)	(2,444)	(1,710)
Repurchases of Class A common stock	(1,725)	(1,148)	(4,343)	(2,906)
Principal payments on finance leases	(189)	(144)	(398)	(411)
Net change in overdraft in cash pooling entities	(8)	(141)	(24)	(260)
Other financing activities, net	10	5	124	14
Net cash used in financing activities	(2,912)	(2,019)	(7,085)	(5,273)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	93	(156)	(36)	(174)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(9,590)	2,082	(7,300)	5,956
Cash, cash equivalents, and restricted cash at beginning of the period	21,569	13,998	19,279	10,124
Cash, cash equivalents, and restricted cash at end of the period	$11,979	$16,080	$11,979	$16,080

Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$11,617	$15,979	$11,617	$15,979
Restricted cash, included in prepaid expenses and other current assets	222	7	222	7
Restricted cash, included in other assets	140	94	140	94
Total cash, cash equivalents, and restricted cash	$11,979	$16,080	$11,979	$16,080

FACEBOOK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Supplemental cash flow data
Cash paid for income taxes, net	$1,872	$832	$3,122	$2,528
Non-cash investing activities:
Acquisition of businesses and other investments in accrued expenses and other liabilities	$118	$—	$118	$—
Property and equipment in accounts payable and accrued expenses and other liabilities	$2,137	$1,850	$2,137	$1,850

Reconciliation of GAAP to Non-GAAP Results
(In millions, except percentages)
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
GAAP revenue	$21,470	$17,652	$57,893	$49,615
Foreign exchange effect on 2020 revenue using 2019 rates	(114)		459
Revenue excluding foreign exchange effect	$21,356		$58,352
GAAP revenue year-over-year change %	22%		17%
Revenue excluding foreign exchange effect year-over-year change %	21%		18%
GAAP advertising revenue	$21,221	$17,383	$56,981	$48,919
Foreign exchange effect on 2020 advertising revenue using 2019 rates	(109)		462
Advertising revenue excluding foreign exchange effect	$21,112		$57,443
GAAP advertising revenue year-over-year change %	22%		16%
Advertising revenue excluding foreign exchange effect year-over-year change %	21%		17%

Net cash provided by operating activities	$9,828	$9,307	$24,707	$27,231
Purchases of property and equipment, net	(3,689)	(3,532)	(10,502)	(11,002)
Principal payments on finance leases	(189)	(144)	(398)	(411)
Free cash flow (1)	$5,950	$5,631	$13,807	$15,818
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(1) Free cash flow in the nine months ended September 30, 2020 reflects the $5.0 billion FTC settlement that was paid in April 2020.